Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-171269 on Form S-8 of our report dated March 30, 2011 relating to the consolidated statements of operations, comprehensive loss, changes in the stockholders' equity and cash flows for the years then ended of Delta Oil & Gas, Inc. appearing in the Annual Report on Form 10-K of Delta Oil & Gas, Inc. for the year ended December 31, 2010.

Mark Bailey Co. Ltd

Reno, Nevada
March 30, 2011